EXHIBIT 15


TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA                                           CHARTERED ACCOUNTANTS



         INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AWARENESS LETTER



BV Pharmaceutical, Inc.

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States of America), of the unaudited financial information of BV Pharmaceutical, Inc. as of September 30, 2004 and for the nine-months then ended, as indicated in our report dated October 26, 2004; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, is included in BV
Pharmaceutical, Inc.'s Amendment No. 8 of the Form SB-2 Registration Statement dated February 8, 2005.

We also are aware that the aforementioned report, pursuant to Rule 436 under the Securities Act of 1933, is not considered a part of the Form SB-2 Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


Vancouver, Canada                                               "AMISANO HANSON"
February 8, 2005                                          CHARTERED  ACCOUNTANTS